Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to ownership of Common Stock of CPI Card Group Inc. may be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

TRICOR PACIFIC CAPITAL INC.

Date:	December 17, 2025

Signature:	/s/ Shawn Lewis

Name:	Shawn Lewis

Title:	Director

TRICOR PMT25 HOLDINGS INC.

Date:	December 17, 2025

Signature:	/s/ Shawn Lewis

Name:	Shawn Lewis

Title:	Director